July 31, 2010

Jerry Niu

China Grand Resorts, Inc.

RM 905, Reignwood Center

No.8 Yong’an Dongli Jianguomen Outer Street,

Chaoyang District Beijing, 100022,

People’s Republic of China

To: China Grand Resorts, Inc.’s Board of Director

I, Jerry Niu, hereby tender my resignation as Chief Operation Officer of China Grand Resorts, Inc. effective immediately on July 31, 2010.

I confirm that my departure in now way reflects any disagreements with the Company on any matter relating to the Company’s operations, polices or practices, and that I have no claim whatsoever whether in respect to fees, remuneration, or compensation for the loss of office.

Sincerely,

Jerry Niu

/s/ Jerry Niu